Exhibit 99.1

NEWS RELEASE

RANGE ANNOUNCES ASSET SALES, ENHANCED FINANCIAL RESOURCES, AND INITIATION OF SHARE REPURCHASE PROGRAM

FORT WORTH, TEXAS, October 21, 2019 – RANGE RESOURCES CORPORATION (NYSE:  RRC) today announced multiple transactions demonstrating continued success in enhancing balance sheet strength through debt reduction and the expansion of available liquidity. Additionally, given continuing success in debt reduction, Range also initiated a share repurchase program.

Range has increased bank commitments from $2.0 billion to $2.4 billion. The borrowing base of $3.0 billion remains unchanged and the maximum facility amount remains $4.0 billion.

Range also announced the sale of an additional 0.5% proportionately reduced overriding royalty interest for gross proceeds of $150 million. Similar to previously announced royalty sales, the overriding royalty interest applies to 350,000 net surface acres in southwest Appalachia. The transaction closed in September and is effective as of March 1, 2019. Annualized cash flow associated with this overriding royalty sale is approximately $12 million, based on first half 2019 pricing. Annualized interest expense is expected to decline by approximately $7 million, offsetting a significant amount of the cash flow associated with the royalty sale.

Range is also announcing that its Board of Directors approved the initiation of a $100 million share repurchase program, beginning in October 2019. The share repurchase program will be executed at times deemed appropriate by Range management and will be funded from asset sale proceeds, free cash flow generation, and/or other potential financial transactions as and when the repurchases occur.

Commenting on these announcements, Jeff Ventura, the Company’s CEO and President said, “Over the last year, Range has executed on approximately $1.1 billion in asset sales, making substantial progress on our strategic objective of reinforcing financial strength. The increase in lender commitments enhances liquidity and demonstrates the resiliency of Range’s assets and business in the current commodity environment. Maintaining and further enhancing financial strength is a core principle of Range’s strategy, and debt reduction remains a priority. In parallel, we believe repurchasing shares at a substantial discount to intrinsic value represents a compelling opportunity to create significant long-term shareholder value.”

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas, NGL and oil producer with operations focused in stacked-pay projects in the Appalachian Basin and North Louisiana.  The Company pursues an organic development strategy targeting high return, low-cost projects within its large inventory of low risk development drilling opportunities. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

This release contains certain “forward-looking statements” within the meaning of federal securities laws, including within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events.  Words such as “may,” “will,” “could,” “should,” “expects,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, well productivity, future liquidity and financial resilience, future capital efficiencies, future shareholder value, capital spending, anticipated drilling and completion activity, and future guidance information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements.  Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K.  Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

2019-18

SOURCE:   Range Resources Corporation

Range Investor Contact:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

or

Range Media Contact:

Mark Windle, Manager of Corporate Communications

724-873-3223

mwindle@rangeresources.com

www.rangeresources.com